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                        Consent of Marks Shron & Company, LLP


We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) of Apartment Investment and Management Company (AIMCO) and to the incorporation by reference therein of our report dated January 19, 1995 with respect to the financial statements of Two Bridges Associates as of and for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report on Form 8-K dated April 16, 1997, as amended, filed with the Securities and Exchange Commission.


                             /s/ Marks Shron & Company, LLP

                             Marks Shron & Company, LLP

New York, New York
April 28, 1997